Exhibit 23.5

CONSENT OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent petroleum engineers, we hereby consent to the inclusion or incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of information from our firm’s reserve report dated 30 January 2012 entitled Reserve and Economic Evaluation Of Proved Reserves Of Certain BreitBurn Management Company, LLC Illinois and Michigan Basin Oil And Gas Interests As Of 31 December 2011 Executive Summary, which information has been included or incorporated by reference in this Amendment No. 1 to the Registration Statement on Form S-4 in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby consent to the reference to our firm under the heading “Experts” in such Registration Statement.

SCHLUMBERGER TECHNOLOGY CORPORATION

/s/ Charles M. Boyer II

Charles M. Boyer II, PG

Advisor Unconventional Reservoirs

Pittsburgh GPE Manager

Pittsburgh, Pennsylvania

10 December 2012